SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 26, 2012

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York		10286
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On October 26, 2012, The Bank of New York Mellon Corporation (the “Company”) sent a redemption notice to Manufacturers & Traders Trust Company, the Property Trustee for the trusts listed below, which will result in the redemption of the securities identified below on November 26, 2012. The redemption price of each security will be equal to 100% of the liquidation amount of the securities plus accumulated and unpaid distributions in the amount specified below. The Company issued a press release announcing the redemption of the below securities on October 26, 2012. The press release is attached as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Trust	Security	Liquidation amount	Accumulated and unpaid distributions per security	CUSIP	NYSE Trading Symbol
BNY Capital IV	6.875% Trust Preferred Securities, Series E	$200,000,000 ($25 per security)	$0.40582	09656G201	BKPrE
BNY Capital V(1)	5.95% Trust Preferred Securities, Series F	$350,000,000 ($25 per security)	$0.10330	09656H209	BKPrF

(1)	Accrued quarterly distributions of $0.371875 per security will be paid on November 1, 2012 to holders of record as of the close of business on October 17, 2012 in the customary manner.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

99.1	Press release dated October 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: October 26, 2012	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated October 26, 2012	Filed herewith